Exhibit 99(b)




                Securities and Exchange Commission

                     Washington, D.C.  20549



                            Form 11-K

                          ANNUAL REPORT

                   Pursuant to Section 15(d) of
               the Securities Exchange Act of 1934


            For the Fiscal Year Ended December 31, 1994

                  Commission file number 1-1550




   John Morrell & Co. Salaried Employees Incentive Savings Plan



               Chiquita Brands International, Inc.
                         Chiquita Center
                      250 East Fifth Street
                      Cincinnati, Ohio 45202












                             CONTENTS


                                                            Page

Report of Independent Auditors                                1

Financial Statements

   Statements of Net Assets Available for Plan
      Benefits at December 31, 1994 and 1993                  2

   Statements of Changes in Net Assets Available
         for Plan Benefits for the Years Ended
         December 31, 1994, 1993, and 1992                    3

   Notes to Financial Statements                              4

Supplemental Schedules

   Assets Held for Investment at December 31, 1994  Schedule 1

   Reportable Transactions for the Year Ended
      December 31, 1994                             Schedule 2

Signature


Exhibit

   Consent of Independent Auditors                   Exhibit 1








                  Report of Independent Auditors

The Administrative Committee
     John Morrell & Co. Salaried Employees Incentive Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of the John Morrell & Co. Salaried Employees Incentive Savings Plan (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1994 and 1993, and changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1994 and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                   /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
June 28, 1995





                        JOHN MORRELL & CO.
            SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN

       STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                           December 31,
                                        1994           1993
Investments:
  Chiquita Brands International, Inc.:
   Capital Stock                     $ 3,940,514   $  2,838,431
   Preferred Stock                       106,702         98,702
  Equity Fund of Vanguard
   Institutional Index                 4,060,124             --
  Equity Fund of Fidelity
   Contrafund                          3,499,793             --
  Equity Fund of Chicago Title
   and Trust Company                          --      4,464,291
  Capital Fund of Chicago
   Title and Trust Company                    --      1,929,739
  Short Term Investment Fund
   for Employee Benefit
   Plans of Chicago Title
   and Trust Company                   4,794,213      5,938,163
  Certificate of Deposit               1,000,000             --
  United States Treasury Bills           984,720             --
  Federal Farm Credit Bank Notes         995,940             --

     Investments at fair value        19,382,006     15,269,326

Guaranteed investment contracts
 with life insurance companies
 at contract value                     2,000,000      4,000,000

     Total investments                21,382,006     19,269,326

Cash                                      42,177             --
Due from broker for security sales            --         17,023
Participant contributions receivable     257,382        209,605
Loans to participants                  1,262,517      1,339,613
Employer contributions receivable        131,718         53,809
Investment income receivable             428,848        354,872
                                      23,504,648     21,244,248
Less:
   Accrued expenses                       (3,007)       (13,986)
                                          (3,007)       (13,986)

Net assets available for plan
  benefits at year end               $23,501,641   $ 21,230,262

         See accompanying notes to financial statements.





                        JOHN MORRELL & CO.
            SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN

 STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                              Years Ended December 31,
                           1994         1993         1992

Investment income:
  Dividends             $    62,878  $    103,167  $    96,643
  Interest                  746,072       651,005      780,274

Net appreciation
  (depreciation) in fair
   value of
   investments              448,349      (924,217)  (2,375,641)

Contributions:
  Participant             2,390,467     2,454,086    2,655,084
  Employer                  452,449       431,358      688,523

                          4,100,215     2,715,399    1,844,883

Less:
  Distributions to
 participants            (1,826,141)   (2,989,749)  (1,461,837)
  Trustee and investment
   related fees              (2,695)       (9,335)     (10,770)

Net increase (decrease) in
  net assets available for
  plan benefits           2,271,379      (283,685)     372,276

Net assets available for
  plan benefits:
  Beginning of the year  21,230,262    21,513,947   21,141,671

  End of the year       $23,501,641  $ 21,230,262  $21,513,947






         See accompanying notes to financial statements.





                        JOHN MORRELL & CO.
            SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS

1.  Description of the Plan

John  Morrell &  Co.  is a  wholly-owned  subsidiary of  Chiquita
Brands International, Inc. ("Chiquita").

The following description of the John Morrell & Co. Salaried Employees Incentive Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan established effective January 1, 1985 to provide a means for tax deferred savings and investment by eligible employees as additional security for retirement. The Plan's investments are held in a trust fund (the "Trust") by Chicago Title and Trust Company (the "Trustee") under a discretionary trust agreement effective January 1, 1985.

Eligibility for participation -

All non-union salaried employees of John Morrell & Co. (the "Employer") who have completed one year of service and have attained the age of twenty-one are eligible to participate in the Plan. At December 31, 1994, there were 920 employees participating in the Plan.

Contributions -

The Plan  is funded  by participants' contributions  and matching
contributions by  the Employer.   Participants contribute  to the
Plan through payroll deduction, subject to certain maximum dollar amounts, any whole percentage between one percent and twelve
percent of  eligible compensation.   The Plan limits  the maximum
amount of a participant's contribution in any plan year to 12% of compensation, subject to the non-discrimination standards of the
Internal  Revenue Code  (the  "Code").   A participant's  taxable
compensation  is  reduced  by  the amount  of  the  participant's
contributions  which   he  elects  to  make.     A  participant's
contributions in any one year are also limited to a fixed dollar maximum ($9,240, $8,994 and $8,728 for 1994, 1993 and 1992, respectively) as specified by the Code.  The amount a participant
contributes  can  be  changed quarterly.    Under  the  Code, the
participant's   and  Employer's  annual   contributions  for  all
qualified benefit plans for any calendar year cannot exceed the lesser of a fixed dollar amount ($30,000 for 1994, 1993 and 1992) or 25% of the participant's compensation for that calendar year.





The Employer matches participants' contributions at an annual rate set by the Board of Directors. The Employer's matching contribution is subject to the non-discrimination standards of the Code. For 1994, 1993 and 1992, the Employer made a Basic Matching contribution at a rate of 25% of eligible participant contributions, up to the first four percent of each participant's eligible compensation. In addition to the Basic Match, the
Employer contributes an additional amount into a Restricted Contributions Account for that portion of participant contributions which the participant elects to invest, for at least a three-year period, in the Chiquita Capital Stock Fund (the "Stock Incentive Match").

The Stock Incentive Match was 25% of the first six percent of eligible participant contributions for 1994, 1993 and 1992. The amount of the Stock Incentive Match is reviewed each year and participants will be notified prior to the beginning of the next Plan year of any change in the amount of the Stock Incentive Match.

Consequently, participant contributions in the Chiquita Capital Stock Fund which qualified for the Stock Incentive Match must remain in a restricted account until the third anniversary of the first day of the plan year in which contributions were made, at which time the participant may redirect such contributions to nonrestricted accounts.

Participants in the Plan for 10 years may direct up to 25% of the Restricted Contributions Account into one or more of the three other non-Chiquita investment funds during the first four years after attaining age 55 and up to 50% beginning in the fifth year after attaining age 55.

Vesting -

Separate accounts are maintained for each participant to account for participant, Employer matching and rollover contributions. Subaccounts are maintained to account for participant restricted and non-restricted contributions and Employer matching restricted and non-restricted contributions. Each account and subaccount includes the participant's share of investment income and net appreciation or depreciation in fair value of assets, all of which are allocated quarterly. Participants' accounts are at all times fully vested and nonforfeitable.

Investment programs -

Investment programs available under the Plan are the Safety of Principal, Vanguard Index, Fidelity Contrafund, Chiquita Capital
Stock  and  Chiquita  Preferred  Stock  Funds.    The  Safety  of
Principal Fund is invested in fixed income investments including guaranteed investment contracts issued by insurance companies and other short-term securities. Assets of the Vanguard Index Fund, which replaced the Conservative Stock Fund in 1994, are invested





in the Equity Fund of Vanguard Institutional Index which invests in quality growth stocks intended to provide long-term growth. The assets of the Fidelity Contrafund, which replaced the Aggressive Stock Fund in 1994, are invested in the Equity Fund of Fidelity Contrafund. This fund's investments typically include more speculative equity securities of smaller companies which are expected to achieve more rapid growth. Assets of the Chiquita Capital Stock Fund are invested by Chicago Title and Trust Company in capital stock of Chiquita. Assets of the Chiquita Preferred Stock Fund are invested by Chicago Title and Trust Company in preferred stock issued by Chiquita.

During 1992, Chiquita issued Mandatorily Exchangeable Cumulative Preference Stock, Series C, represented by $1.32 Depositary Shares, in exchange for shares of its capital stock. These Depositary Shares convert back into capital stock in 1995. As part of the exchange the Chiquita Preferred Stock Fund was established under the Plan and 7,143 shares of capital stock were exchanged by participants for Depositary Shares. Participants are not permitted to contribute to the Chiquita Preferred Stock Fund. However, during the three months ended March 31, 1993, participants could transfer funds from the other four investment funds into the Chiquita Preferred Stock Fund.

Participants specify the percentage (in multiples of 10 percent) of their contributions that are to be directed to each of the available investment funds. Investment decisions can be changed quarterly for participant contributions in the Safety of
Principal,  Vanguard  Index,  Fidelity  Contrafund  and  Chiquita
Capital Stock Funds.

The number of participants in each of the respective funds at December 31, 1994 is presented below:

     Safety of Principal Fund  677
     Vanguard Index Fund       509
     Fidelity Contrafund       484
     Chiquita Capital Stock Fund                               442
     Chiquita Preferred Stock Fund          31

The total number of participants in the Plan was less than the sum of the numbers shown above because of participation in more than one of the funds. The numbers shown above include terminated employees who have amounts remaining in their accounts.

Distributions and loans -

Participation in the Plan terminates upon death, retirement, disability, or other termination of employment with the Employer;
such  former  participant or  the  designated  beneficiary is  to
receive  as  soon   as  practical  a  full  distribution  of  the
participant's account balance as of the date of such termination.





At termination of employment, former employees can elect to leave their account balance in the Plan until age 65.

Participants may withdraw all or any portion of their non-restricted account balance after age 59 1/2, although participants may, in a qualifying hardship, withdraw before that age. Participants are also permitted to take loans against their non-restricted account balance subject to conditions and terms as set forth by the Plan Administrator.

Administration -

The Plan is currently administered by the Plan Administrative Committee which is appointed by the Board of Directors of Chiquita. The Trustee, who is appointed by the plan administrator, is custodian of all assets of the Trust. During 1994 and 1993 the Trustee managed all of the Plan's assets.

Plan termination -

The Employer presently expects that the Plan will continue without interruption, but reserves the right to terminate the Plan at any time. In the event the Plan terminates, each participant shall be fully vested as to the value of his separate account.

2.  Significant accounting policies

Investments -

The Plan's investments in the Short Term Investment Fund for Employee Benefit Plans of Chicago Title and Trust Company are carried at cost which approximates fair value. The Plan's guaranteed investment contracts are carried at contract value which represents amounts deposited. Other investments are carried at fair value as determined by the Trustee. Purchases and sales of securities are recorded on the trade dates.

Expenses of the Plan and Trust -

Substantially all of the expenses of the Plan and Trust and administrative services provided by the Employer's personnel are paid by the Employer; loan service charges are paid by participants requesting the loans. The cost of administrative services provided by the Employer has not been determined. In 1994, 1993 and 1992, the Employer paid certain legal and accounting expenses for the Plan.

Investment Income -

Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis.





3.  Taxes

The Company has received from the IRS a determination that the Plan constitutes a qualified plan under section 401 (k) of the Code and that, pursuant to section 404 (a), contributions made by the Employer under the Plan are deductible for income tax purposes and participant's contributions are not subject to federal income tax in the year in which such contributions are made. As long as the Plan is qualified, under federal income tax laws and regulations, participants will not be taxed on employer contributions or earnings until such time as they receive a distribution from the Plan, and the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation on investments within each fund.

4.  Financial statements versus Form 5500 filing difference

The net assets available for plan benefits as reported on these financial statements exclude a payable for distributions to participants. Prior years' financial statements have been restated to conform to this presentation. As a result, the net assets available for plan benefits as reported in these financial statements are greater than as reported on Form 5500 by $523,466, $200,615 and $360,715 at December 31, 1994, 1993 and 1992,
respectively. The net assets available for Plan benefits as reported on Form 5500 reflect a payable for distributions to participants of the above amounts in accordance with Form 5500 filing instructions.





5.       ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS
       DECEMBER 31, 1994

                                                                  Chiquita
                  Safety of      Vanguard                         Capital
                  Principal      Index          Fidelity          Stock
                  Fund           Fund           Contrafund        Fund
                  ----------     ----------     ----------        ----------
Investments   $   9,702,546  $   4,060,124   $   3,512,468   $ 4,000,166
Participant
 contributions
 receivable          81,905         48,028          78,307        49,142
Loans to
 participants            --             --              --            --
Employer
 contributions
 receivable              --             --              --       131,718
Investment
 income
 receivable         351,739         77,032              14            63
Cash                     --          9,418              --            --
Accrued
 expenses            (1,384)          (339)           (191)          (14)
Inter-fund
 transfers           67,455        (10,116)        (49,337)       (8,002)
              -----------                 ----------    -----------     -----------   -----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1994     $  10,202,261  $   4,184,147  $    3,541,261   $ 4,173,073
                -----------     ----------     -----------   -----------
/TABLE

5.       ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS
         DECEMBER 31, 1994

                Chiquita
                Preferred       Loans to
                Stock Fund      Participants       Total
                ----------      ------------       ----------
Investments    $  106,702    $          --        $   21,382,006
Participant
 contributions
 receivable            --               --               257,382
Loans to
 participants          --        1,262,517             1,262,517
Employer
 contributions
 receivable            --               --               131,718
Investment
 income
 receivable            --               --               428,848
Cash                   --           32,759                42,177
Accrued
 expenses            (968)            (111)               (3,007)
Inter-fund
 transfers             --               --                    --
              -----------       ----------           -----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1994      $  105,734    $   1,295,165        $   23,501,641
              -----------       ----------           -----------
/TABLE

5.       ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS
         DECEMBER 31, 1993

                                                           Chiquita
              Safety of                                    Capital
              Principal     Conservative    Aggressive     Stock
              Fund          Stock Fund      Stock Fund     Fund
              ----------    ----------      ----------     ----------
Investments   $   9,822,272  $   4,464,291   $  1,929,739   $  2,943,981
Due from
 broker
 for security
 sales                   --         17,098             --             --
Participant
 contributions
 receivable          90,945         47,662         26,329         44,669
Loans to
 participants            --             --             --             --
Employer
 contributions
 receivable              --             --             --         53,809
Investment
 income
 receivable         354,450             61             29             38
Due to broker
 for security
 purchases               --             --            (75)            --
Accrued
 expenses           (17,477)       (17,363)            (4)          (175)
Inter-fund
transfers            37,404       (131,822)        89,321          5,097
                -----------     ----------    -----------   -----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1993     $  10,287,594  $   4,379,927  $   2,045,339   $  3,047,419
                -----------     ----------    -----------   -----------
/TABLE

5.       ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS
         DECEMBER 31, 1993

                 Chiquita
                 Preferred       Loans to
                 Stock Fund      Participants      Total
                 ----------      ------------      ----------
Investments     $    109,043    $         --       $  19,269,326
Due from
 broker for
 security
 sales                    --              --              17,098
Participant
 contributions
 receivable               --              --             209,605
Loans to
 participants             --       1,339,613           1,339,613
Employer
 contributions
 receivable               --              --              53,809
Investment
 income
 receivable               --             294             354,872
Due to broker
 for security
 purchases                --              --                 (75)
Accrued
 expenses                 --          21,033             (13,986)
Inter-fund
 transfers                --              --                  --
                 -----------      ----------         -----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1993       $    109,043    $  1,360,940       $  21,230,262
                 -----------      ----------         -----------
/TABLE

6.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE
    FOR PLAN BENEFITS TO INVESTMENT FUNDS FOR THE
    YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                          Chiquita
                Safety of     *Conservative               Capital
                Principal     Stock         *Aggressive   Stock
                Fund          Fund          Stock Fund    Fund
                ----------    ----------    ----------    ----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1991         $ 9,969,080  $  3,673,232  $ 1,591,904  $ 4,731,987
Dividend
 income                    --            --           --       94,928
Interest
 income               657,085           672          489        3,213
Net appreciation
  (depreciation)
  in fair value
  of investments           --       266,684      148,999   (2,728,638)
Contributions:
  Participant       1,160,654       464,568      242,642      787,220
  Employer                 --            --           --      688,523
Distributions to
  participants       (930,605)     (227,576)     (58,778)    (201,671)
Trustee and
  investment
  related fees         (8,900)       (1,450)        (255)        (165)
Transfers (to)
  from other
  funds              (639,435)      299,872      (60,309)     113,054
Shares Exchange            --            --           --     (188,655)
                    ---------     ---------  -----------  -----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1992         $10,207,879    $4,476,002   $1,864,692   $3,299,796
/TABLE

6.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE
    FOR PLAN BENEFITS TO INVESTMENT FUNDS FOR THE
    YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                  Chiquita
                  Preferred      Loans to
                  Stock Fund     Participants      Total
                  ----------     ------------      ----------
Net assets
 available
 for plan
 benefits
 at December
 31, 1991          $      --  $  1,175,468        $ 21,141,671
Dividend income        1,715            --              96,643
Interest income            4       118,811             780,274
Net appreciation
  (depreciation)
  in fair value
  of investments     (62,686)           --          (2,375,641)
Contributions:
  Participant             --            --           2,655,084
  Employer                --            --             688,523
Distributions to
  participants            --       (43,207)         (1,461,837)
Trustee and
  investment
  related fees            --            --             (10,770)
Transfers (to)
  from other
  funds               30,638       256,180                  --
Share Exchange       188,655            --                  --
                   ---------     ---------         -----------

Net assets
 available
 for plan
 benefits
 at December
 31, 1992          $ 158,326  $  1,507,252        $ 21,513,947
/TABLE

         6.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE
             FOR PLAN BENEFITS TO INVESTMENT FUNDS FOR THE
             YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                      Chiquita
                       Safety of                      *Aggressive     Capital
                       Principal      *Conservative    Stock          Stock
                       Fund            Stock Fund      Fund           Fund
                       ------------   ------------    ------------    ------------
         Dividend
           income      $        --   $        --   $         --   $    94,306
         Interest
           income          544,224           464            178         2,163
         Net appreciation
           (depreciation)
            in fair
            value of
            investments         --       120,264         65,096    (1,053,447)
         Contributions:
           Participant   1,101,978       532,949        268,003       551,156
           Employer             --            --             --       431,358
         Distributions to
           participants (1,665,568)     (406,347)      (363,470)     (394,025)
         Trustee and
           investment
           related fees     (7,530)       (1,175)          (240)         (390)
         Transfers (to)
           from other
           funds           106,611      (342,230)       211,080       116,502
                         ---------     ---------    -----------   -----------
         Net assets
          available
          for plan
          benefits
          at December
          31, 1993     $10,287,594   $ 4,379,927   $  2,045,339   $ 3,047,419
         /TABLE

         6.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE
             FOR PLAN BENEFITS TO INVESTMENT FUNDS FOR THE
             YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                           Chiquita
                           Preferred
                           Stock         Loans to
                           Fund          Participants     Total
                           ----------    ------------     ----------
         Dividend
           income          $    8,861   $         --   $    103,167
         Interest
           income                  67        103,909        651,005
         Net appreciation
           (depreciation)
            in fair
            value of
            investments       (56,130)            --       (924,217)
         Contributions:
           Participant             --             --      2,454,086
           Employer                --             --        431,358
         Distributions to
           participants       (24,656)      (135,683)    (2,989,749)
         Trustee and
           investment
           related fees            --             --         (9,335)
         Transfers (to)
           from other
           funds               22,575       (114,538)            --
                            ---------      ---------    -----------
         Net assets
          available
          for plan
          benefits
          at December
          31, 1993       $    109,043   $  1,360,940   $ 21,230,262
         /TABLE

         6.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE
             FOR PLAN BENEFITS TO INVESTMENT FUNDS FOR THE
             YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                     Chiquita
                        Safety of                                    Capital
                        Principal      *Vanguard      *Fidelity      Stock
                        Fund           Index Fund     Contrafund     Fund
                        ------------   ------------   ------------   ------------
         Dividend
           income       $           --  $         --  $         --  $    54,429
         Interest
           income              559,465        98,292         1,770        1,973
         Net appreciation
           (depreciation)
            in fair
            value of
            investments         23,101       (78,980)      (19,851)     533,475
         Contributions:
           Participant         889,922       488,520       557,467      454,558
           Employer                 --            --            --      452,449
         Distributions to
           participants       (634,658)     (172,751)     (144,039)    (394,965)
         Trustee and
           investment
           related fees         (2,122)         (653)         (236)         316
         Transfers (to)
           from other
           funds              (921,041)     (530,208)    1,100,811       23,419
                              --------     ---------    ----------  -----------
         Net assets
          available
          for plan
          benefits
          at December
          31, 1994        $ 10,202,261  $  4,184,147  $  3,541,261  $ 4,173,073
                             ---------     ---------     ---------  -----------
         /TABLE

         6.  ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR
             PLAN BENEFITS TO INVESTMENT FUNDS FOR THE YEARS
             ENDED DECEMBER 31, 1994, 1993 AND 1992

                            Chiquita
                            Preferred
                            Stock          Loans to
                            Fund           Participants     Total
                            ----------     ------------     ----------
         Dividend
           income          $     8,449     $       --      $    62,878
         Interest
           income                  105         84,467          746,072
         Net appreciation
           (depreciation)
           in fair
           value of
            investments         (9,396)            --          448,349
         Contributions:
           Participant              --             --        2,390,467
           Employer                 --             --          452,449
         Distributions to
           participants        (18,824)      (460,904)      (1,826,141)
         Trustee and
           investment
           related fees             --             --           (2,695)
         Transfers (to)
           from other
           funds                16,357        310,662               --
                             ---------      ---------      -----------
         Net assets
           available
           for plan
           benefits
           at December
           31, 1994        $   105,734     $1,295,165      $23,501,641
                             ---------      ---------      -----------

         *The Conservative and Aggressive Stock Funds were replaced by the Vanguard

         Index Fund and Fidelity Contrafund, respectively, during 1994.





                                                                  SCHEDULE 1
                           JOHN MORRELL & COMPANY
                  SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN
                         ASSETS HELD FOR INVESTMENT
                              DECEMBER 31, 1994
                                                             Current
Issue                         Description      Cost           Value
   Equity Fund of
     Vanguard
     Institutional
     Index                 93,941 shares    $ 4,137,364   $  4,060,124

*  Short-Term Investment
     Fund for Employee
     Benefit Plans of
     Chicago Title and
     Trust Company         4,794,213 shares   4,794,213      4,794,213

   Equity Fund of
     Fidelity Contrafund   115,581 shares     3,455,895      3,499,793

*  Chiquita Brands
     International, Inc:
     Capital Stock         289,212 shares     5,360,380      3,940,514
     $1.32 Depositary
     Shares                7,808 shares         192,627        106,702
                                              5,553,007      4,047,216
   Life Insurance          9.05%, due
     Company of            August 30, 1995      500,000        500,000
     Georgia GIC

   Ohio National           8.60%, due
     Life Insurance        January 17, 1996     500,000        500,000
     Company GIC

   Safeco Life             8.40%, due
     Insurance Company     March 15, 1995       500,000        500,000
     GIC

   United of Omaha Life    8.80%, due
    Insurance GIC          January 17, 1995     500,000        500,000

   Old Kent Bank
    Certificate of         5.25%, due
    Deposit                June 15, 1995      1,000,000      1,000,000

   Federal Farm Credit     5.47%, due
    Bank Notes             June 1, 1995       1,000,000        995,940

   United States           $1,000,000, due
    Treasury Bills         April 7, 1995        957,559        984,720
                                            $22,898,038   $ 21,382.006
     *  Denotes party-in-interest





                                                                  SCHEDULE 2
                           JOHN MORRELL & COMPANY
                           REPORTABLE TRANSACTIONS
                        YEAR ENDED DECEMBER 31, 1994

DESCRIPTION       TYPE OF   NUMBER      PUR-    PROCEEDS   COST     NET
OF INVEST-        TRANS-    OF SHARES   CHASE   FROM       OF       GAIN
MENT              ACTION    OR UNITS    PRICE   SALES      ASSETS   (LOSS)

Category 1:
*Chicago Title and
  Trust Company:
  Conservative
  Stock
  Equity
  Fund           Sale      703,885        --  4,138,518  3,100,324 1,038,194
  Aggressive Stock
   Equity
   Fund          Sale      325,300        --  2,008,530  1,505,573   502,957
  S & P 500
   Index
   Fund          Purchase  995,988 4,138,518         --         --        --
                  Sale     908,392        --  3,972,915  3,783,769   189,146
 Equity Fund of
  Vanguard
  Institutional
  Index          Purchase   90,253 3,972,915         --         --        --
 Equity Fund of
  Fidelity
  Contrafund     Purchase   65,446 2,008,530         --         --        --

Category 2:
  None





                                                                  SCHEDULE 2
                           JOHN MORRELL & COMPANY
                           REPORTABLE TRANSACTIONS
                        YEAR ENDED DECEMBER 31, 1994

DESCRIPTION      TYPE OF        NUMBER      PUR-    PROCEEDS  COST    NET
OF INVEST-       TRANS-         OF SHARES   CHASE   FROM      OF      GAIN
MENT             ACTION         OR UNITS    PRICE   SALES     ASSETS  (LOSS)

Category 3:
*Chicago Title and
  Trust Company:
   Short Term
   Investment
   Fund for   Purchase15,041,702 15,041,702         --          --      --
   Employee
   Benefit
   Plans       Sale   16,185,652         -- 16,185,652  16,185,652      --
  Conservative
   Stock
   Equity Fund Purchase   28,384    175,800         --          --       --
                Sale     752,758         --  4,437,733   3,313,881 1,123,892
   Aggressive
    Stock
    Equity
    Fund       Purchase   25,675    167,290         --          --        --
                Sale     329,155         --  2,033,673   1,523,014   510,659
   S & P 500
    Index
    Fund       Purchase1,073,378  4,469,569         --          --        --
                Sale   1,073,378         --  4,670,187   4,469,569   200,618
  Vanguard
    Institutional
    Index      Purchase   90,709  4,181,284         --          --        --
                Sale         998         --     43,880      43,920     (40)
 Fidelity
   Contrafund  Purchase  117,358  3,607,053         --          --       --
                Sale       4,951         --    150,765     151,158     (393)
*Chiquita Brands
  International,
  Inc.         Purchase  130,541  1,834,714         --          --       --
  Capital
  Stock         Sale      14,496         --    193,495     293,411  (99,916)

*Denotes party-in-interest





                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                               JOHN MORRELL & CO. SALARIED
                               EMPLOYEES INCENTIVE SAVINGS PLAN




Date:  June 28, 1995           By:/s/John Powers
                                   John Powers, Secretary of the
                                   Plan Administrative Committee





                                                        Exhibit 1



                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-29147 and 33-56570) pertaining to the John Morrell & Co. Salaried Employees Incentive Savings Plan and in the related Prospectus of our report dated June 28, 1995, with respect to the financial statements of the John Morrell & Co. Salaried Employees Incentive Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.




                               /s/ ERNST & YOUNG LLP





Cincinnati, Ohio
June 28, 1995